Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion by reference in this Registration Statement on Form S-1 (Amendment No. 2) of our report dated March 31, 2022 with respect to the audited consolidated financial statements of Athena Gold Corporation for the years ended December 31, 2021 and 2020. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

January 24, 2023